UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2007

MAGYAR BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51726	20-4154978
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 342-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The Company announced that at the Company's annual meeting of stockholders on February 12, 2007 the stockholders approved the Magyar Bancorp, Inc. 2006 Equity Incentive Plan (the “Plan”). At the meeting, stockholders also elected incumbent directors Elizabeth E. Hance, Thomas Lankey and Joseph A. Yelencsics to the Board and ratified the appointment of the Company’s independent registered public accounting firm. A description of the Plan was included in the Company's annual meeting proxy statement, filed with the Securities and Exchange Commission on January 8, 2007 and incorporated herein by reference. A copy of the Plan also was attached as Appendix A to the Company's proxy statement and is incorporated herein by reference. The press release announcing the results of the annual meeting of stockholders is attached as Exhibit 99.1 to this report.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) As described above, the Company’s stockholders have voted to approve the Magyar Bancorp, Inc. 2006 Equity Incentive Plan. As described in the Company’s annual meeting proxy statement, the Company’s employees, including its principal executive officer, principal financial officer and other “named executive officers” will participate in the Plan and will be entitled to awards under the Plan. However, the Board of Directors of the Company has not yet determined the grants of awards under the Plan to such persons or the terms of such grants.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not Applicable

(d)	Exhibits.

Exhibit No.	Description

10
Magyar Bancorp, Inc. 2006 Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders (File No. 0-51726), as filed with the SEC on January 8, 2007).

99.1	Press Release dated February 12, 2007 relating to the results of the annual meeting of stockholders
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: February 15, 2007	By:	/s/ Elizabeth E. Hance
Elizabeth E. Hance
President and Chief Executive Officer